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                                                                    EXHIBIT 10.1

                            GENERAL CABLE CORPORATION


                            Stock Loan Incentive Plan




1. PURPOSE. The purpose of the Stock Loan Incentive Plan (the "Plan") of General Cable Corporation ("General Cable") is to facilitate the purchase, by executive officers and key employees of General Cable and its subsidiaries (collectively, the "Company"), of up to $6,125,000 in market value of General Cable's common stock ("Aggregate Subscription"). The aggregate open market purchase ("Aggregate Purchase") will be made by a single agent selected by the Company (the "Purchase Agent") over a period of time necessary for the Purchase Agent to complete the purchase consistent with maintaining an orderly market for the Company's common stock ("Purchase Period"). The purchases facilitated by the Plan are intended to achieve the following specific purposes:

                  a) more closely align financial rewards available to executives and key employees with the financial returns realized by the Company's shareholders;

                  b) increase motivation of executives and key employees to manage the Company as owners; and

                  c) increase the percentage ownership of common stock by executives and key employees of the Company.

2. ELIGIBILITY. To be eligible to participate in the Plan, an individual ("Eligible Participant") must be designated for participation by the Compensation Committee of General Cable's Board of Directors in the case of executive officers or the Chief Executive Officer of General Cable in case of other participants ("Committee").

3. ADMINISTRATION. The Plan shall generally be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable including delegating functions and administration. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act


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         or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

4.       PARTICIPATION.

         A. Conditions. To become a Plan participant ("Participant"), an Eligible Participant must satisfy the following requirements:

                  i) submit a completed, signed and irrevocable agreement to acquire all or a portion (but no less than the minimum dollar amount) of the Committee's designated purchase opportunity applicable to each Eligible Participant ("Initial Purchase Opportunity") no later than a date and time specified by the Committee or its designees;

                  ii) complete and sign all necessary agreements and other documents relating to the Loan described in Section 5 below, and

                  iii) satisfy all other conditions of participation specified in this Plan or by the Committee or its designees.

                  Each of the agreements and other documents specified in subsections (i), (ii) and (iii) and any other agreements required to implement the Plan must be in such form and must be submitted at such times and to such Company officers as specified by the Committee or its designees. No Eligible Participant is required to participate in the Plan.

         B. Minimum/Maximum Purchase. Each Eligible Participant shall have the opportunity to purchase between the minimum and maximum aggregate common stock dollar amount as designated by the Committee ("Purchase Option"). Eligible Participants may not purchase less than the minimum dollar amount; however, if the maximum aggregate of $6,125,000 is not subscribed for, Eligible Participants may have the right, on a pro-rata basis (but subject to final approval of the Committee in its sole and absolute discretion), to purchase an aggregate common stock dollar amount which exceeds the maximum amount specified in that Eligible Participant's Purchase Option.

5. PAYMENT OF PURCHASE PRICE; RECEIPT OF SHARES. Individual Participants shall inform the Company of the total dollar amount of the Company's common stock



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         such Participant elects to have purchased on his behalf ("Total
         Purchase Amount"), such Total Purchase Amount to be no less or no greater than the respective minimum or maximum dollar amounts specified in the Participant's Purchase Option (unless subsequently adjusted by the Committee due to an undersubscription or otherwise). The number of shares of common stock received by a Participant shall be determined by dividing a Participant's Total Purchase Amount by the weighted average price of the Aggregate Purchase ("Average Purchase Price") during the Purchase Period. All Participants shall receive their portion of the Aggregate Purchase ("Purchased Shares") at identical share prices.

         Each Participant must deliver in cash or a Promissory Note (on terms and conditions specified in Section 5 hereof or as otherwise determined by the Committee) an amount equal to the Total Purchase Amount. No Purchased Shares will be issued to any Participant until General Cable has received payment in full for all shares and no Participant will have the right to borrow any funds from General Cable in excess of the amount necessary to satisfy such Participant's obligations hereunder. All payments must be made at the time, place and manner specified by the Committee or its designees.

6.       SHARE PURCHASE FINANCING.

         A. Provision of Loan. To facilitate the transactions contemplated hereby, General Cable has agreed to provide to each Participant, on a full recourse, unsecured basis, 100% of the funds necessary to fund the total Purchase Amount of the Purchased Shares (the "Loan"). Each Participant must execute all Loan and related documentation (in form and substance satisfactory to the Committee). Each Participant is fully obligated to repay General Cable all principal and interest relating to the Loan as of the Acquisition Date (as defined).

         B. Loan Terms. The term of the Loan shall be for a period of five years from the Acquisition Date (subject to acceleration for a Change in Control, and termination of employment (other than due to Retirement or Disability)), or other event as determined by the Committee), commencing on the date upon which the Aggregate Purchase is completed by the Purchase Agent (the "Acquisition Date"). Interest on the outstanding Loan balance shall accrue at an annual rate of 5.12% (unless increased to 15% due to the sale of any Purchased Shares, or due to any Default as defined), commencing on the Acquisition Date, but such interest shall not become payable until the Loan becomes due and payable in accordance with its terms and the terms hereof. All dividends on the Purchased Shares shall be credited against, and deducted from, such final amount of Loan




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                  principal, interest and fees due General Cable from
                  Participant for the Purchased Shares. A Participant shall have the right to prepay the Loan, in part or in full, at any time prior to the Loan Repayment Date.

         C. If Participant sells any Purchased Shares and any amounts remain due and payable to the Company pursuant to the Loan, the interest rate shall increase to 15% until the balance of the Loan and all interest due thereon is paid in full.

7. CUSTODIAN OF PURCHASED SHARES. Purchased Shares are at all times subject to the restriction contained in Section 9. The Purchased Shares will be held in Street name in a brokerage account maintained for that purpose by the Purchase Agent.

8. STOCKHOLDER RIGHTS. The Purchased Shares shall be purchased by the Purchase Agent in open market transactions. Participants shall have all of the rights of a stockholder with respect to the Purchased Shares, including the right to vote and the right to receive dividends or other distributions on the common stock.

9. SALE RESTRICTIONS REGARDING PURCHASED SHARES. Each Participant is permitted to sell all or any portion of the Purchased Shares, subject to notifying the Secretary of General Cable in writing and complying with applicable federal or state securities laws as determined by the Company.

10. GAINS ON SALE OF PURCHASED SHARES. A Participant who either (x) voluntarily terminates or (y) sells, pledges or otherwise disposes of Purchased Shares prior to the third anniversary of the Exercise Date shall pay to General Cable within seven (7) days of such disposition 50% of any "Sale Gain" which will be measured by the difference between the sale price of the Purchased Shares and the Average Purchase Price paid for the Purchased Shares by Participant; provided that no gain shall be paid to General Cable pursuant to this Section in the event of termination of employment pursuant to Sections 13 and 14 hereof, or in connection with a Change in Control (as defined in the General Cable Corporation 1997 Stock Incentive Plan).

11. REPAYMENT OF THE LOAN. Unless otherwise due earlier or forgiven in accordance with the terms and provisions of this Plan, Participant must repay the Loan and all interest accrued thereon no later than 5 years from the Acquisition Date.

         A. Failure to Repay Loan Principal or Interest. Any failure by Participant to fully satisfy this repayment obligation will result in a Default. In the event



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                  of a Default, the Company reserves the right to (a) enforce its rights to compel repayment of the Loan and all interest accrued thereon, (b) cancel all MRSU's granted to Participant (such cancellation not to exceed the value of the Participant's obligation to the Company hereunder), and (c) increase the effective interest rate on the Loan to 15% per annum, which may be applied retroactively to the Acquisition Date. The Company will also be entitled to all of its out of pocket costs and fees and expenses incurred in enforcing its rights hereunder, including legal fees.

         B. Forgiveness of Interest. In the event that each of the following occurs:

                  (i)      Participant has vested in the MRSUs,

                  (ii) General Cable achieves no less than 15% cumulative year over year improvement in annualized operating income for five years, and

                  (iii) the Loan is repaid and satisfied from and after thirty-six (36) months,

                  all accrued and unpaid interest due on the Loan (net of dividend payments received) or interest paid to Loan repayment, as the case may be, shall be forgiven.

12.      MATCHING RESTRICTED STOCK UNITS ("MRSU'S").

         A. Grant of Matching Restricted Stock Units. Each Participant shall be granted, as of the Acquisition Date, a number of MRSU's equal to the number of Purchased Shares the Participant has invested in at that date. The Company shall establish and maintain for each Participant a matching account to which MRSU's shall be credited under this Section ("Matching Account").

         B. Dividend Equivalents. No Participant shall be entitled to receive any dividend equivalents with respect to the MRSU's as long as the Loan (or any other amounts due the Company) remain outstanding and unpaid. A Participant shall be entitled to receive dividend equivalents in respect of MRSU's credited to a Matching Account after the Loan has been satisfied.

         C. Settlement. MRSU's not previously forfeited under Section 11(E) or accelerated hereunder, shall be settled as soon as practicable after the fifth anniversary of the Acquisition Date. The Committee may accelerate such settlement in other circumstances deemed sufficient in its sole and



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                  absolute discretion. Such settlement shall be effected by
                  issuance and delivery, as promptly as practicable on or after the settlement date, of one share of common stock for each MRSU being settled. The Committee may, in its discretion, make delivery of shares hereunder by depositing such shares into an account maintained by or for the Participant (or of which the Participant is a joint owner, with the Participant's consent). If the Committee determines to settle MRSU's by making a deposit of shares into such an account, the Company may settle any fractional Unit by means of such deposit if practicable under the terms of such account. In other circumstances or if so determined by the Committee, the Company may instead pay cash in lieu of delivery of a fractional share, on such basis as the Committee may determine. In no event will the Company in fact issue fractional shares. Upon such settlement, all obligations of the Company in respect of such MRSU's shall be terminated, and the shares so distributed shall not be subject to any risk of forfeiture or restriction on transferability imposed under the Plan.

         D. Vesting. Purchased Shares vest in the MRSUs if (i) Participant has been continuously employed for five years after the Acquisition Date and (ii) Participant has owned all Purchased Shares for three years from the Acquisition Date.

         E. Forfeiture. Participant shall forfeit all MRSU's credited to the Matching Account in the event that any of the following shall occur:

                  (i) Participant is terminated by the Company (whether or not for Cause), or Participant voluntarily terminates his/her employment prior to five years from the Acquisition Date;

                  (ii) Participant sells any of the Purchased Shares prior to three years from the Acquisition Date; or

                  (iii) Participant fails to satisfy in full, for any reason whatsoever, the obligation to repay the Loan and all interest and fees related thereto.

13. DEATH. If, at any time while the Loan is outstanding, a Participant's employment with the Company terminates solely because of the Participant's death, the Participant (or the Participant's representative in the case of Participant's death) may sell (i) all or any portion of the Purchased Shares; and (ii) all or any portion of the shares delivered in settlement of MRSU's. Upon Participant's death, his or her Loan shall become due and payable. To the extent the value of Purchased Shares and MRSU's are insufficient to satisfy the outstanding balance of



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         principal and interest (net of dividends) due to the Company with respect to Participant's Loan, the Company shall be responsible for any such loss.

14. DISABILITY/RETIREMENT. If Participant's employment terminates due to Disability (as defined in Section 14(f) of the General Cable Corporation 1997 Stock Incentive Plan) or Retirement (after reaching 60th birthday), Participant's rights under this Plan shall continue as if Participant was still an active employee, provided that Participant does not participate in any activities deemed harmful to General Cable, including without limitation competing, directly or indirectly, against the Company, disclosing confidential information pertaining to the Company to any third party, soliciting or otherwise inducing employees to terminate their employment, or making any desparaging remarks regarding the Company, its business, affairs or employees, and Participant's commitment with respect thereto is set forth in an agreement acceptable to the Company.

15.      CHANGE IN CONTROL. In the event of a Change in Control (as defined in
         Section 13 of the General Cable Corporation 1997 Stock Incentive Plan), the following provisions shall apply:

                  (i) the Loan (including all accrued interest thereon), shall become payable immediately;

                  (ii) all Vesting requirements with respect to the MRSU's shall be deemed to be satisfied;

                  (iii) all restrictions with respect to the Purchased Shares and the MRSU's shall be of no further force and effect;

                  (iv) to the extent the value of the original number of Purchased Shares and MRSUs is insufficient to satisfy the outstanding balance of principal and interest (net of dividends) due to the Company with respect to Participant's Loan, the Company shall be responsible for any such loss.

16. ADJUSTMENTS TO COMMON STOCK. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event affects the common stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential



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         benefits intended to be made available under the Plan, then the
         Committee may, in such manner as it may deem equitable, make such adjustments and take such actions in respect of common stock hereunder as it deems appropriate, desirable or necessary.

17. AMENDMENT. The Board of Directors reserves the right to amend or terminate this Plan at any time, subject to any restrictions imposed by state or federal law or any other plan maintained by the Company; provided; however, that no such amendment or termination shall affect any vested rights.

18. NO RIGHT TO CONTINUED EMPLOYMENT. The existence of the Plan and the execution of an Election Form, and any actions undertaken thereunder, shall not confer upon the Participant any right to continued employment by the Company.

19. BINDING TERMS. The terms of the Plan and the Election Forms and the decisions of the Committee, or its designee, shall be binding upon the Company, its successors and assigns, and each Participant and his or her heirs and legal representatives. Except as otherwise provided, the Plan is governed solely by the provisions as stated herein.

20. TAXES. Participant shall be responsible to satisfy applicable federal, state, local or other tax withholding requirements with respect to the distribution of common stock and any taxes imposed on a Participant shall be the sole responsibility of the Participant. Without limiting the generality of the foregoing, if any contribution or payment under the Plan obligates the Company to deduct or withhold an amount for purposes of federal, state, local or other taxes, such obligation may be satisfied by the remittance by the Participant of an amount in cash or stock equal to the amount required to be deducted or withheld prior to such contribution or payment, as determined by the Company in its sole and absolute discretion.

21. GOVERNING LAW. This Plan, the rights granted hereunder, and actions taken in connection herewith, shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (without regard to principles of conflicts of laws).



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